Exhibit 99.1

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
[INTERPUBLIC LOGO]
                    WORLDWIDE ADVERTISING AND MARKETING COMMUNICATIONS 1271 Avenue of the Americas, New York, N.Y. 10020



FOR IMMEDIATE RELEASE
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                       INTERPUBLIC NEGOTIATES RELEASE FROM

                           FORMULA ONE RIGHTS CONTRACT

               Lease of Silverstone and Related Obligations Remain

NEW YORK, NY (April 19, 2004) - The Interpublic Group (NYSE: IPG) announced today that it had reached agreement to terminate its contract and related commitments with Formula One Administration Limited relating to the British Grand Prix, held at the Silverstone auto racing circuit in the United Kingdom.

         Under this agreement, following the completion of the 2004 race this July, Interpublic and its subsidiary, Silverstone Motorports Limited, will be released from their obligations to promote the British Grand Prix. In exchange for the early termination of these obligations (which could otherwise have been in effect until 2015) and all attendant liabilities, Interpublic will pay $93 million to Formula One Administration. As a consequence of this transaction, Interpublic will recognize an accounting charge of $93 million in its statement of operations for the second quarter of 2004.

         Subsequent to this transaction, Interpublic will remain bound under its Silverstone lease and its related obligations to the British Racing Drivers Club. These remaining contractual commitments connected with Silverstone are expected to approximate $62 million, to be paid through the end of 2007. This estimate is based on early termination of the Silverstone lease in 2007 and includes payments of remaining amounts under the promoters agreement for the 2004 British Grand Prix.

         "This is another important step in our turnaround," said Interpublic Chairman and CEO David Bell. "From the point at which I was asked to lead this company, I have made it clear that it is inappropriate for us to be involved in owning or operating venue-based motor sports businesses. We are pleased to have moved closer to completing our exit from the motor sports business."


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About Interpublic
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Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, Golin/Harris International, Initiative Media, Lowe & Partners Worldwide, McCann-Erickson, Octagon, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.


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Contact Information
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General Inquiries:
Julie Tu, Financial Relations Board
(212) 445-8456

Media:
Philippe Krakowsky, Interpublic Group of Companies, Inc.
212-399-8088


Analysts:
Dan Leib, Interpublic Group of Companies, Inc.
(212) 621-5767


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Cautionary Statement
--------------------

This press release contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding ongoing liabilities following the early termination of the Silverstone event and promoters agreements, recent business and economic trends, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

o potential legal challenges to the validity of the agreement terminating the event and promoters contracts at the Silverstone race track;

o potential claims relating to termination of the Silverstone lease contracts;

o risks associated with the effects of global, national and regional economic and political conditions;

o    Interpublic's ability to attract new clients and retain existing clients;

o    the financial success of Interpublic's clients;

o    Interpublic's ability to retain and attract key employees;

o developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;

o potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;

o    potential adverse developments in connection with the SEC investigation;

o    risks associated with Interpublic's remaining motorsports commitments;

o    potential downgrades in the credit ratings of Interpublic's securities; and

o the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's Form 10-K and other SEC filings.